EXHIBIT 32.2

STATEMENT PURSUANT TO SECTION 906 THE SARBANES-OXLEY ACT OF 2002

BY PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

I, Stanley E. Speer, herby certify, to my knowledge, that:

1. the accompanying Quarterly Report on Form 10-Q of Cadiz Inc. for the period ended March 31, 2022 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cadiz Inc.

IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

Dated:  May 12, 2022

/s/ Stanley E. Speer

Stanley E. Speer

Chief Financial Officer and Secretary